ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090569444-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/23/2009 3:00 PM Entity Number E0217072007-9

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Affinity Gold Corp. (the "Corporation")

2. The articles have been amended as follows: (provide article numbers, if available)

The Corporation amended its Articles of Incorporation to reduce its authorized capital of **2,700,000,000** shares of Common Stock with a par value of $0.001 per share and 10,000,000 shares of Preferred Stock with a par value of $0.001 per share to **250,000,000** shares of Common Stock with a par value of $0.001 per share and 10,000,000 shares of Preferred Stock with a par value of $0.001 per share.

Please see attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **34,800,000**

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: [illegible]

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
AFFINITY GOLD CORP.

“I, the undersigned Antonio Rotundo, the President, CEO and CFO of Affinity Gold Corp. (the “Corporation”), do hereby certify that the Board of Directors of said Corporation at a meeting duly convened held on the 12th day of June, 2009, adopted a resolution to amend the articles as follows:

Article III – Capital Stock

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two billion seven hundred and ten million (2,710,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion seven hundred million (2,700,000,000) shares.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.  The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Article III is hereby amended to read as follows:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two hundred and sixty million (260,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.  The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

The purpose of the amendment to Article III is to reduce the authorized share capital of the Corporation from 2,710,000,000 shares to 260,000,000 shares.

The number of shares of the Corporation issued and outstanding and entitled to vote on amendments to the Articles of Incorporation is sixty five million five hundred and forty-five thousand eight hundred and seventy-five (65,545,875) shares of common stock $0.001 par value, that the said changes and amendments have been consented to and approved by a consent resolution of the stockholders holding thirty four million eight hundred thousand (34,800,000) shares of common stock, representing 53%, and a majority, of shares of common stock of the Corporation outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, Affinity Gold Corp. has caused these presents to be signed in its name and on its behalf by Antonio Rotundo, its President, CEO and CFO on this 21st day of July, 2009, and its President, CEO and CFO acknowledges that this Certificate of Amendment is the act and deed of Affinity Gold Corp., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

AFFINITY GOLD CORP.

By:	/s/ Antonio Rotundo
Antonio Rotundo, President, CEO & CFO